EXHIBIT INDEX

Exhibit Number             Description
--------------               ----------------------------------


99.1 Text of press release issued by Galaxy announcing its engagement of Donaldson, Lufkin & Jenrette Securities Corporation to act as its financial advisor.


      October 31, 2000 - Galaxy Telecom, L.P. ("Galaxy") announced today that it has engaged Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") to act as its financial advisor. Under the terms of the engagement, DLJ will, among other things, assist Galaxy in exploring various strategic alternatives, including raising additional financing, which may involve refinancing Galaxy's existing credit facility and soliciting consents to amend certain terms of Galaxy's 12.375% Senior Subordinated Notes due 2005 to permit such a refinancing. The additional financing may also be used to meet the Company's interest payment under the Senior Subordinated Notes due October 1, 2000. The Company, with the assistance of DLJ, continues to evaluate the sale of assets or the Company as a whole.

      Galaxy is in the business of acquiring, owning and operating primarily classic cable television systems clustered in the Midwest and Southeastern United States.

      The information in this news release relating to matters that are not historical facts constitutes forward-looking information covered by the safe harbor created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These forward-looking statements are based on a number of assumptions and Galaxy's actual results and operations may be materially different from those expressed or implied by such statements. No assurance can be given that Galaxy will be successful in implementing any strategic alternatives. For a description of factors that may cause Galaxy's results to differ materially from those expressed or implied by such forward-looking statements, please consult Galaxy's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q on file with the Securities and Exchange Commission.